Exhibit 3.21
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
BERNHARDT LABORATORIES, P.A.
     Pursuant to Section 607.1001, Florida Statutes, the Articles of Incorporation of Bernhardt Laboratories, P A , originally filed on July 1,1981, are amended and restated in their entirety to read as follows:
ARTICLE I — NAME
     The name of the corporation is Bernhardt Laboratories, Inc., (the “Corporation”)
ARTICLE II — ADDRESS
     The street address and mailing address of the principal office of the Corporation is:
5008 Mustang Road
Jacksonville, Florida 32216
ARTICLE III — DURATION AND EXISTENCE; EFFECTIVE DATE
     The Corporation will exist perpetually. These Amended and Restated Articles of Incorporation shall be effective on the date of filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida.
ARTICLE IV — PURPOSE
     The Corporation is organized for the purpose of performing lawful business permitted under the laws of the United States and of the State of Florida.
ARTICLE V — AUTHORIZED SHARES
     The aggregate number of shares which this Corporation is authorized to issue is 100,000 shares of common stock Each share shall have a par value of $0 01.
ARTICLE VI — REGISTERED OFFICE AND AGENT
     The Corporation hereby (i) designates One Independent Drive, Suite 1200, Jacksonville, Florida 32202 as the street address of the Corporation’s registered office, and (ii) names Intrepid Registered Agent Services, LLC, as the Corporation’s registered agent at that address to accept service of process within the State of Florida.
Prepared by:
Intrepid Registered Agent Services, LLC
One Independent Drive, Suite 1200
Jacksonville, Florida 32202
904-301-1269

ARTICLE VII-DIRECTORS This Corporation shall have one (1) director. The number of directors may be either increased or diminished from time to time by the bylaws but shall never be less than one. The name and address of the director of this Corporation is: Regina A. Bernard 5008 Mustang Road Jacksonville, Florida 32216 ARTICLE VIII-INDEMINIFICATION (a) The Corporation shall indemnify any person who is a was a party to any proceeding by reason of the fact that such person is or was a director or officer of the Corporation or its subsidiaries, to the fullest extent not prohibited by law, for actions taken in the capacity of such person as a director on officer of the Corporation on its subsidiaries to the fullest extent not prohibited by law, the Corporation shall advance indemnification expenses for actions taken in the capacity of such person as an officer of director within twenty (20) days after receipt by the Corporation of (1) a written statement requesting such advance, (2) evidence of the expenses incurred, and (3) a written statement by or on behalf of such person agreeing to repay the advanced expenses if it is ultimately determined that such person is not entitled to be indemnified against such expenses. (b) The Corporation by action of its board of directors, in its sole discretion, may indemnify any person who is or was a party to any proceeding by reason of the fact that such person is or was an employee or agent of the Corporation or its subsidiaries, to the fullest extent not prohibited by law, the action taken in the capacity of such person as an employee or agent of the Corporation or its subsidiaries. The Corporation by action of its board of directors, in its sole discretion may advance indemnification expenses for actions taken in the capacity of such person as an employee or agent after receipt by the Corporation of (1) a written statement requiring such advance, (2) evidence of the expenses incurred and (3) a written statement by or on behalf of such person agreeing to repay the advanced expenses if it is ultimately determined that such person is not entitled to be indemnified against such expenses. Absent specific action by the board of directors, the authority granted to the board of directors in this paragraph (b) shall create no right in the persons eligible for indemnification or advancement of expenses and shall create no obligations of the Corporation relating thereto. ADOPTION OF AMENDED ARTICLES OF INCORPORATION The foregoing Amended Articles of Incorporation were adopted and approved by the Corporation’s sole shareholder pursuant to Section 607.1003(6), Florida Statues, on January 30, 2007. The number of votes cast by the sole shareholder for the amendments contained in the forgoing Amended Articles of Incorporation was sufficient for approval for the same. IN WITNESS THEREOF, the undersigned, action on behalf of the Corporation, has hereto set per hand and seal this 30th day of January, 2007 BERNHARDT LABORATORIES, P.A. By: /s/ Regina I Bernard Regina I Bernard, President 2

ACCEPTANCE OF REGISTERED AGENT
     The undersigned (i) agrees to act as registered agent for the Corporation named above, to accept service of process at the place designated in these Articles of Organization, and to comply with the provisions of Chapter 607, Florida Statutes, and (ii) acknowledges that the undersigned is familiar with, and accepts, the obligations of such position.

Dated: January 30, 2007	INTREPID REGISTERED AGENT SERVICES, LLC
	By:	/s/ Gwen Hutobeson Griggs
Gwen Hutobeson Griggs, Executive Vice President

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